As filed with the Securities and Exchange Commission on May 1, 2009
Registration No. 333-109932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILVERSTAR HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

Clarendon House, Church Street
Hamilton HM CX Bermuda
(441) 295-1422
(Address, including zip code, and telephone number,
Including area code, of registrant's principal executive offices)

1995 Stock Option Plan, as amended
and
Stock Option Agreement for Graham Cohen
(Full title of the plan)

Clive Kabatznik
1900 Glades Road, Suite 435 Boca Raton, FL 33431
(561) 479-0040
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copy to:

Henry I. Rothman, Esq.
Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

Silverstar Holdings, Ltd. (the “Company”) hereby deregisters all the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), previously registered under its Registration Statement on Form S-8 (File No. 333-109932) and remaining available thereunder.The Company will no longer offer Common Stock under its 1995 Stock Option Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 1, 2009.

SILVERSTAR HOLDINGS LTD.

By:/s/ Clive Kabatznik Name: Clive Kabatznik Title: President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature	Title	Date
* Michael Levy	Chairman of the Board of Directors	May 1, 2009

/s/ Clive Kabatznik Clive Kabatznik	President, Chief Executive Officer and Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	May 1, 2009
* Cornelius J. Roodt	Director	May 1, 2009

_________________________ Edward L. Bernstein	Director
_________________________ Edward Roffman	Director

* By: /s/ Clive Kabatznik Name: Clive Kabatznik Title: Attorney-in-fact		May 1, 2009